LEASE

     THIS LEASE ("Lease") is executed and delivered the 27 day of May, 1998 at Cleveland, Ohio, by and between MELVIN I. LAZERICK ("Landlord"), and CONTINENTAL PHARMACY, INC., an Ohio corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord is the fee simple owner of the real property having an address of 1400 E. Schaaf Road, Brooklyn Heights, Ohio more particularly described on Exhibit A attached hereto, which property is improved with a one-story building containing approximately 19,500 square feet (said real property as so improved being herein called the "Premises");

     WHEREAS, Tenant presently occupies the Premises as a subtenant under a sublease with Unisys Corporation (the "Sublease"), which Sublease expires October 31, 1998;

     WHEREAS, Tenant desires to remain in occupancy of the Premises after the term of its Sublease ends; and

     WHEREAS, Landlord desires to lease the Premises to Tenant and Tenant desires to lease the Premises from Landlord, subject to the terms and provision hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and in and for the covenants, agreements, representations and warranties hereinafter set forth, Landlord and Tenant hereby agree as follows:

                                   ARTICLE ONE
                                      TERM

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for a term of eight (8) months (the "Term") commencing November 1, 1998 (the "Commencement Date") and ending June 30, 1999, unless sooner terminated as herein provided.

                                   ARTICLE TWO
                                 USE OF PREMISES

     Tenant covenants and agrees that the Premises shall be occupied as a pharmacy distribution and administration facility with related offices and for no other purpose.




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



                                  ARTICLE THREE
                                      RENT

     Tenant covenants and agrees to pay to Landlord, promptly when due, without notice or demand, and without setoff or deduction, Rent for the Premises in the amount of $13,000.00 per month. Rent shall be payable at the address of Landlord set forth in Article 20, or at such other place as Landlord shall from time to time designate by written notice to Tenant.

                                  ARTICLE FOUR
                                ADDITIONAL RENTAL

     Section 4.01 OTHER AMOUNTS AS ADDITIONAL RENTAL. In addition to the Rent provided for in Article Three, Tenant shall also pay without notice or demand and without abatement, reduction or setoff, as and toward "Additional Rental" hereunder, any other costs, expenses and all other sums of money required to be paid by Tenant under the terms of this Lease and, unless otherwise specified herein with respect to the time of payment, within ten (10) days after receipt of an invoice from Landlord therefor, whether or not the same be designated as Additional Rental. In the event of any non-payment by Tenant of all or any part thereof, when due, Landlord shall have all of the rights and remedies provided for in this Lease, or by law, for the non-payment of rent or for the breach of a condition.

     Section 4.02 INTEREST. Any and all amounts which become due and payable to Landlord under this Lease, whether deemed to be Additional Rent or otherwise hereunder, shall bear interest at the rate of four percent (4%) per annum in excess of the Prime Rate of KeyBank or its successors, from the date or dates such amount shall become due and payable until the date or dates of payment by Tenant.

                                  ART1CLE FIVE
                                      TAXES

     Landlord will pay all real estate taxes and assessments which are assessed against the Premises.

                                   ARTICLE SIX
                                    INSURANCE

     Section 6.01 MAINTENANCE OF INSURANCE. Landlord shall maintain fire and extended coverage insurance on all improvements located on the Premises. Tenant shall maintain fire and extended coverage on all of Tenant's personal property.

     Section 6.02 LIABILITY INSURANCE. At all times during the term of this Lease, at its own cost and expense, Tenant shall provide and keep in force on an occurrence basis commercial general liability insurance policies, in broad form, protecting Tenant, Landlord, and any mortgagees as additional insured, against any and all liability in the amount of not less than a combined single limit of Two Million Dollars ($2,000,000.00). All such policies shall cover the entire Premises and all buildings and improvements thereon.




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



     Section 6.03 MUTUAL WAIVER OF SUBROGATION. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective agents, officers and employees for any loss or damage that may occur to the Premises or any addition or improvements thereto, by reason of fire, the elements or any other cause which could be insured against under the terms of a standard fire and extended coverage insurance policy or policies, with vandalism, malicious mischief and all-risk coverage and business interruption insurance or for which Landlord or Tenant may be reimbursed as a result of insurance coverage affecting any loss suffered by either party hereto, regardless of cause or origin, including the negligence of Landlord or Tenant or their respective agents, officers and employees. In addition, all insurance policies carried by either party covering the Premises including, but not limited to, contents, fire, and casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Premises resulting from the acts, omissions or negligence of the other party.

     Section 6.04 FORM OF POLICIES. All of the policies of insurance to be maintained under this Lease shall name Landlord and any mortgagee designated by Landlord as additional insureds and shall provide that the same may not be canceled by the insurer for non-payment of premiums or otherwise until at least twenty (20) days after service of written notice of the proposed cancellation upon the other party and the mortgagee named in such policy.

     Section 6.05 FAILURE TO MAINTAIN INSURANCE. In the event that Tenant fails to obtain, or having obtained, thereafter fails to maintain insurance as is required in this Lease and such failure shall continue for a period of ten (10) days after notice by Landlord with respect to such failure, Landlord may, but shall not be obligated to, effect and maintain any such insurance coverage and pay the premiums therefor and all premiums so paid by Landlord, together with interest thereon at the rate provided in Section 4.0 of this Lease from the date of such payment by Landlord, shall be deemed Additional Rental hereunder, and payable by Tenant on demand by Landlord.

                                  ARTICLE SEVEN
                         APPLICABLE LAWS AND REGULATIONS

     Section 7.01 COMPLIANCE WITH LAWS. Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal, state, county and municipal governments and of all governmental authorities ("Legal Requirements") affecting the Premises.

     Section 7.02 TENANT'S INDEMNITY REGARDING HAZARDOUS USE. Tenant agrees to indemnify, defend and hold harmless Landlord for all costs and expenses due to events relating to Tenant's (or any subtenant's) use, shipment, storage, disposal or discharge of hazardous or toxic materials or wastes, hazardous or toxic substances, solid wastes, waste water, or process water in, on or about the Premises that may result in any requirements, liability or claims to remedy and/or clean-up such wastes, toxins or substances, whether based upon a statute, regulation, order of a governmental agency, or a private claim. These requirements include, but are not limited to, those claims or liabilities arising out of the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and the state counterparts of such statutes. This indemnification applies to, but is not limited to, claims or liability regarding air pollution, water pollution, land pollution, groundwater pollution, solid and hazardous waste management and toxic or hazardous substance control and includes responsibility for remedial action and clean up. This indemnification will survive the termination of this Lease.

                                  ARTICLE EIGHT
                             REPAIRS AND MAINTENANCE

     Section 8.01 TENANT'S OBLIGATIONS. Tenant has examined and inspected the Premises, is satisfied with the physical condition of same and accepts same in its present "as is" physical condition. Tenant further represents that it has performed all of the repair and maintenance obligations to be performed by it under the Sublease. Tenant covenants and agrees to keep and maintain all portions of Premises and the buildings and other improvements comprising the Premises, in reasonably good order, condition and repair; to promptly make all repairs becoming necessary during the term of the Lease, to provide cleaning, janitor and window washing services for the Premises; to clean, maintain and snowplow the parking areas, walkways, drives and service areas, and generally, to make all repairs necessary to preserve the Premises in good order, condition and repair; to complete alterations commenced by Tenant and to comply with all orders and requirements of any governmental authority applicable to such buildings and other improvements and to any occupations thereof, all of which repairs, replacements and restorations shall be in quality and class at least equal to the original work; provided, however, that Landlord shall be responsible for any repairs which would constitute a capital expenditure under generally accepted accounting principles and practices.

     Section 8.02 FAILURE TO REPAIR. In the event that Tenant fails to perform any of its obligations pursuant to Section 8.01 Landlord may, but shall not be required to, at the sole cost and expense of Tenant, make such repairs or replacements or perform such acts required to be performed by Tenant pursuant to
Section 8.01, and the cost and expense thereof shall be deemed to be Additional Rent hereunder and shall be due and payable by Tenant on demand by Landlord, or, at Landlord's election, shall be due and payable in full with the next monthly installment of Annual Rent due hereunder.

                                  ARTICLE NINE
                          PUBLIC UTILITIES AND SERVICES

     Tenant shall pay or cause to be paid all charges for gas, water, electricity, light, heat, power, steam, air-conditioning, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Premises throughout the term of this Lease, and to indemnify, defend and save harmless Landlord from and against any liability, costs, expenses, claims or damages on such account.

                                   ARTICLE TEN
                                   ALTERATIONS

     Tenant agrees that it will not (a) demolish or undertake any structural alterations to any of the buildings or other improvements erected upon or otherwise comprising the Premises, without the prior written consent of Landlord and any mortgagee (if required) or (b) make any other alterations which would change the character of the buildings or other improvements comprising the Premises which would weaken, impair or the otherwise in any way affect the structural aspects or integrity of or lessen the value of the Premises and/or the buildings and other improvements comprising the Premises, or (c) make any alteration, addition, enlargement or improvement to the Premises and/or buildings or the other improvements comprising the Premises where the estimated cost therefor is in excess of Ten Thousand Dollars ($10,000.00) (subject to any other requirement of Landlord's mortgagee of which Tenant is notified in writing), without the prior written consent of Landlord. With respect to any such alterations permitted to be made by Tenant, Tenant shall (a) pay all costs, expenses and charges therefor, (b) make the same in accordance with all applicable laws and building codes in a good and workmanlike manner, (c) cause the same to be performed by qualified contractors who shall not create any labor or other disturbance at the Premises while performing same, (d) fully and completely indemnify and hold harmless Landlord from and against any mechanic's liens or other liens or claims in connection with the making thereof and (e) by reason of such alterations, not thereby reduce the economic value of the Premises. In addition, Tenant shall comply with the provisions of Ohio Revised Code Section 1311.04 with respect to filing, service and posting of a Notice of Commencement with respect to any such alterations and Tenant shall indemnify, defend and hold Landlord harmless from any liability that may be imposed upon Landlord as a result of Tenant's failure to comply with said statute.

                                 ARTICLE ELEVEN
                                      LIENS

     Tenant shall not suffer or permit any liens to be filed against the Premises or any part thereof by reason of any work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, Tenant or anyone holding the Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against the Premises, Tenant shall immediately cause the same to be discharged of record by either payment, deposit or bond.

                                 ARTICLE TWELVE
                            EXCULPATION AND INDEMNITY

     Section 12.01 CONTROL OF PREMISES. Tenant shall be in exclusive control and possession of the Premises as provided in this Lease, and Landlord shall not in any event be liable for any injury or damage to any property or to any person happening on, in or about the Premises, or for any injury or damage to the Premises, or to any property, whether belonging to Tenant or any other person or entity, except for any injury or damage caused by Landlord's negligence or willful misconduct, subject to Section 6.05 of this Lease.

     Section 12.02. TENANT'S INDEMNIFICATION. Tenant shall indemnify, defend and save harmless Landlord from and against all liability, judgments, claims, demands, suits, actions, losses, penalties, fines, damages, costs and expenses, including attorneys' fees, of any kind or nature whatsoever, due to or arising out of or from any breach, violation or non-performance of any covenant, condition, provision or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, and claims of every kind or nature, arising out of the use and occupation of the Premises by Tenant, including, without limitation, any damage to the property occasioned by or arising from the use and occupation thereof by Tenant or by any sublessee, subtenant or assignee of Tenant, any injury to any person or persons, including death resulting at any time therefrom, occurring in or about the Premises or the sidewalks in front of the same or adjacent thereto.

                                ARTICLE THIRTEEN
                              INTENTIONALLY DELETED


                                ARTICLE FOURTEEN
                             DAMAGE AND DESTRUCTION

     If the Premises shall be damaged or destroyed to such an extent that the Premises are rendered untenantable, then either party shall have the right to terminate this Lease by delivering written notice to the other. If this Lease shall not be terminated, then rent shall abate during the period the Premises are untenantable and Landlord shall promptly repair the damage. If the Premises shall be rendered only partially untenantable, then this Lease shall not terminate and rent shall abate to the extent the Premises cannot reasonably be used by Tenant. Landlord shall promptly repair any such damage to the Premises. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or Tenants's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

                                 ART1CLE FIFTEEN
                                  CONDEMNATION

     (a) In the event the Building shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

     (b) In the event that all or part of the Premises are appropriated or taken under the power of eminent domain by any public authority, by any quasi-public authority or by conveyance in lieu thereof (all of which is sometimes hereinafter referred to as "taking," the date of which shall be the date upon which possession of the portion taken is acquired by the taking authority) and as a result of such taking there is material interference with Tenant's continued use of the Premises for its business operations carried on at the time of such taking, or as a result of such taking, Tenant is denied access to the Premises, then this Lease shall terminate and the rent and any other sums payable by Tenant to Landlord shall be prorated as of the date of such taking and other sums payable by Tenant pursuant to this Lease shall be paid to such date of taking. In the event that such taking is not a material interference with Tenant's business as set forth above, then this Lease shall not terminate, but the rent payable to Tenant to Landlord shall be equitably reduced to reflect the extent and value of the Premises so taken.

                                 ARTICLE SIXTEEN
                            ASSIGNMENT AND SUBLETTING

     Tenant shall not sublet the Premises or any part thereof nor assign this Lease, without in each case the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

                                ARTICLE SEVENTEEN
                              INTENTIONALLY DELETED


                                ARTICLE EIGHTEEN
                                     DEFAULT

     Section 18.01 EVENTS OF DEFAULT. The following events shall be "Events of Default" under this Lease Agreement:

          (a) Tenant shall fail to pay any installment of rent hereby reserved as and when the same shall become due and shall not cure such failure to pay within five (5) days after written notice thereof is given by Landlord to Tenant;

          (b) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within fifteen (15) days after written notice thereof is given by Landlord to Tenant (provided that if such failure cannot reasonably be cured within fifteen (15) days, then, upon written consent of Landlord, Tenant shall have an additional reasonable period of time within which to cure such failure, provided, said written consent shall be given if Tenant has diligently commenced and continued in its attempt to cure same upon receipt of written notice of said failure);

          (c) Tenant shall be adjudged insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors;

          (d) Tenant shall file a petition under any section or chapter of the federal bankruptcy laws, as amended, or under any similar law or statute of the United States or any state thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or




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



          (e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, which receiver is not discharged within one hundred eighty (180) days thereafter.

     Section 18.02 REMEDIES OF LANDLORD. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies:

          (a) Terminate this Lease Agreement, in which event Landlord shall have the right of re-entry and Tenant shall immediately surrender the Premises to Landlord.

          (b) Enter upon and take Possession of the Premises and expel or remove Tenant and other persons who may be occupying the Premises or any part thereof, by force if necessary, without termination hereof, without being liable to prosecution or for any claim for damage, and relet the Premises, and receive the rent therefor; and Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting.

          (c) Enter upon the Premises, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease Agreement and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations hereunder.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies therein provided, or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Event of Default shall not be deemed or construed to constitute a waiver of such default.

     Section 18.03 DAMAGES. Landlord's damages, if there shall be an event of default under this Lease, shall include in addition to any other damages set forth in this Lease or permitted at law or equity the following:

          (a) All of Landlord's reasonable expenses incurred with respect to such event of default including, without limitation, attorneys' fees, commissions, rental concessions to new tenants, and the cost of any repairs of the Premises.

          (b) All Annual Rent, Additional Rent, if any, and other sums then due, when the event of default occurs and all damages to which Landlord may be entitled for Tenant's failure to comply with the provisions of this Lease, plus an amount equal to the difference between all Annual Rent, Additional Rent and other sums reserved under this Lease for the remainder of the term and the then fair rental value of the Premises for the then remaining balance of the term, discounted to present value.

          (c) All costs incurred by Landlord to place the Premises in the condition required by all applicable provisions of this Lease.

                                ARTICLE NINETEEN
                      WARRANTY OF TITLE AND QUIET ENJOYMENT

     Landlord represents and warrants that it is the owner in fee simple of the Premises. Landlord represents and warrants that Tenant, on paying the rent and performing its obligations hereunder, shall peaceably and quietly hold and enjoy the Premises for the Term of this Lease without any hindrance, molestation or ejection by Landlord, its successors or assigns, or those claiming through them.

                                 ARTICLE TWENTY
                                     NOTICES

     All notices hereunder shall be in writing and sent by United States certified or registered mail, postage prepaid, or by a nationally recognized overnight delivery service providing proof of receipt, addressed if to Landlord at 26150 Village Lane, Beachwood, Ohio 44122 and if to Tenant, to the Premises, provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt.

                               ARTICLE TWENTY-ONE
                          SUBORDINATION AND ATTORNMENT

     This Lease is and shall at all times, unless Landlord shall otherwise elect, be subject and subordinate to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title of the Premises and to all ground and underlying leases and mortgages or financings or retinancings in any amounts, and to any and all advances thereunder, which may not or hereafter be placed against or affect any or all of the land or any of all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Premises, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by any such ground or underlying lessor or mortgagee. Should Landlord or any ground or underlying lessor or mortgagee desire confirmation of such subordination, Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form reasonably acceptable to such ground or underlying lessor or mortgagee) subordinating this Lease and Tenant's rights hereunder, which agreement shall provide that Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default hereunder.

                               ARTICLE TWENTY-TWO
                                  FORCE MAJEURE

     The time for performance by Landlord or Tenant of any term, provision or covenant of this Lease Agreement, other than the payment of money, shall be deemed extended by time lost due to delays resulting from acts of God, strikes, civil riots, floods, restrictions by governmental authority and any other cause not within the control of Landlord or Tenant, as the case may be.


                              ARTICLE TWENTY-THREE
                               MEMORANDUM OF LEASE

     This Lease shall not be recorded, but a short form memorandum of lease shall be recorded, setting forth the terms hereof and the option set forth in Article Twenty-Four hereof and such other terms and conditions as Landlord or Tenant shall reasonably request, and the cost of the recording shall be paid by Tenant.

                               ARTICLE TWENTY-FOUR
                             SURRENDER AND HOLDOVER

     Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered standard fire and extended coverage insurance and ordinary wear and tear only excepted), and shall deliver the keys at the office of Landlord or Landlord's agent. Should Tenant or any party claiming under Tenant remain in possession of the Premises, or any part thereof, after expiration of this Lease, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly rental of $15,833.33, together with all additional rent and charges as set forth in this Lease.


                               ARTICLE TWENTY-FIVE
                                  MISCELLANEOUS

     Section 25.01 CONSTRUCTION. The captions used in this Lease are for convenience only and shall not be deemed to amplify, modify or limit the provisions hereof. Words of any gender used in this Lease Agreement shall be construed to include any other gender, and words in the singular shall include the plural and vise versa, unless the context otherwise requires.

     Section 25.02 SUCCESSORS AND ASSIGNS. ENTIRE AGREEMENT. Except as limited herein, this Lease Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and can be altered, amended or modified only by written instrument executed by all such parties.

     Section 25.03 ESTOPPEL CERTIFICATES. Landlord and Tenant each agree that at any time and from time to time at reasonable intervals, and within twenty (20) days after written request by the other, that each party will execute and deliver to the other, a written estoppel certificate stating: (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented and amended in any way, or if there has been any assignment, modifications,



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



supplement or amendment, identifying the same; (ii) the date of commencement and expiration of the Term; (iii) that all conditions under this Lease to be performed by Landlord and/or Tenant as of the date of said writing, so far as can be ascertained at that time, are satisfied, or listing what conditions remain unperformed; (iv) that, so far as can be ascertained at that time, there are no offsets or defenses against the enforcement of this Lease by Landlord and/or Tenant, or specifying such default, defense or offset; and (v) the date to which rent has been paid.

     Section 25.04 PARTIAL INVALIDITY. If any provision of this Lease shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     SECTION 25.05 LEASE NOT CONSTRUED AGAINST EITHER PARTY. All provisions of this lease have been negotiated by both parties at arm's length and neither party shall be deemed the scrivener of this Lease. This Lease shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof.

     SECTION 25.06 NO PARTNERSHIP. It is further understood and agreed that the Landlord shall in no event be construed or held to be a partner, joint venturer or associate of the Tenant in the conduct of the Tenant's business, nor shall Landlord be liable for any debts incurred by the Tenant in the Tenant's business; but it is understood and agreed that the relationship is and at all times shall remain that of landlord and tenant.

     Section 25.07 NO WAIVER. Waiver by either party hereto of any breach by the other party hereto of any covenant or condition herein contained, or failure by Landlord or Tenant to exercise any right or remedy in respect of any such breach, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any such covenant or condition, or bar any right or remedy of Landlord or Tenant in respect of any such subsequent breach.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of above written.

Witnesses:                                   LANDLORD:

/s/[ILLEGIBLE]
/s/Sheila J. Pecek                           /s/MELVIN I. LAZERICK
                                             --------------------------
                                             MELVIN I. LAZERICK


/s/Kathi Palazzi                             TENANT:
/s/Sal Salanzo                               CONTINENTAL PHARMACY,INC.

                                             By:    /s/Carl H. Jesina
                                                -----------------------
                                             Title: President



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